UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

________________

POST-EFFECTIVE AMENDMENT NO . 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

SOUTHERN FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	58-2459561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Verdae Boulevard, Suite 100

Greenville, South Carolina 29606

(800) 679-9000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

2010 Southern First Bancshares, Inc. Stock Incentive Plan

(Full title of the plan)

R. Arthur Seaver, Jr.

Chief Executive Officer

Southern First Bancshares, Inc.

100 Verdae Boulevard, Suite 100

Greenville, South Carolina 29606

(800) 679-9000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Neil E. Grayson

Benjamin A. Barnhill

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐                                                                                      Accelerated filer                    ☐

Non-accelerated filer     ☐ (Do not check if a smaller reporting company)           Smaller reporting company   ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	200,000	$15.76	$3,152,000	$366.26

(1)

This Registration Statement covers 200,000 additional shares of common stock, par value $0.01 per share, of Southern First Bancshares, Inc. (the “Registrant”) available for issuance pursuant to awards under the Southern First Bancshares, Inc., 2010 Stock Incentive Plan, as amended (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on December 12, 2014.

EXPLANATORY NOTE

Incorporation by Reference.  This Registration Statement is filed pursuant to General Instruction E to Form S-8.  The contents of the Registration Statement on Form S-8 (File No. 333-168779) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan.  This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-168779) (the “Registration Statement”) is filed by Southern First Bancshares, Inc., a South Carolina corporation (the “Registrant”) for the purpose of increasing the number of shares of common stock, par value $0.01 per share, to be issued under the 2010 Stock Incentive Plan, as amended (the “Plan”) by 200,000 shares, from 366,025 (as adjusted for stock splits in 2011, 2012 and 2013) to 566,025 shares, pursuant to an amendment to such plan authorized by the Board of Directors on March 28, 2014 and approved by shareholders on May 20, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2010 (File No. 333-168779) by the Registrant are incorporated herein by reference.  In addition, the following new documents filed with the SEC by the Registrant are incorporated herein by reference, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 4, 2014;

(b)

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with the SEC on May 5, 2014, Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 4, 2014, and Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed with the SEC on October 31, 2014, and ;

(c)

The Company’s Current Reports on Form 8-K filed with the SEC on January 28, 2014, April 22, 2014, May 21, 2014, June 9, 2014, July 22, 2014, July 30, 2014, October 21, 2014, October 31, 2014, November 6, 2014, November 12, 2014 and December 16, 2014;

(d)

All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(e)

The description of the Company’s common stock contained in our Registration Statement filed with the SEC on Form S-3 (File No. 333-194020) on February 19, 2014, and any amendment or report filed with the SEC for the purposes of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of December 16, 2014.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/R. Arthur Seaver, Jr.

Name:

R. Arthur Seaver, Jr.

Title:

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates indicated.

Signature	Title

/s/ R. Arthur Seaver Jr.	Chief Executive Officer and Director
R. Arthur Seaver Jr. Date: December 16, 2014	(Principal Executive Officer)

/s/ Michael D. Dowling	Chief Financial Officer
Michael D. Dowling Date: December 16, 2014	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors
James B. Orders, III Date: December 16, 2014

*	Director
Andrew B. Cajka, Jr. Date: December 16, 2014

*	Director
Mark A. Cothran Date: December 16, 2014

*	Director
Leighton M. Cubbage Date: December 16, 2014

*	Director
David G. Ellison Date: December 16, 2014

*	Director
Anne S. Ellefson Date: December 16, 2014

*	Director
Fred Gilmer, Jr. Date: December 16, 2014

*	Director
Tecumseh Hooper, Jr. Date: December 16, 2014

*	Director
Rudolph G. Johnstone, III, M.D. Date: December 16, 2014

*	Director
William B. Sturgis Date: December 16, 2014

*/s/ R. Arthur Seaver, Jr.	.
R. Arthur Seaver, Jr Attorney-in-Fact Date: December 16, 2014

Exhibit Index

Exhibit No.

Description of Exhibit

4.1

Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed on July 27, 1999, File No. 333-83851).

4.2

Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 3, 2009).

4.3

Amended and Restated Bylaws dated March 18, 2008 (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-K filed on March 24, 2008).

4.4

Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.4 of the Company’s Form S-8 filed on August 12, 2010).

4.5

Southern First Bancshares, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed April 6, 2010).

4.6

Amendment to Southern First Bancshares, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 15, 2014).

4.7

Form of Award Agreement for Stock Options (incorporated by reference to Exhibit 4.6 of the Company’s Form S-8 filed on August 12, 2010).

4.8

Form of Award Agreement for Restricted Stock (incorporated by reference to Exhibit 4.7 of the Company’s Form S-8 filed on August 12, 2010).

5.1

Legal Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1

Consent of Elliott Davis, LLC.

23.2

Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1

Powers of Attorney (contained on the signature pages of this Registration Statement).